EXHIBIT 10.5

                                    AGREEMENT

THIS AGREEMENT made as of and effective from the 1st day of February, 1999.
BETWEEN:

                                MATCH PAIR INC.,

                               (the "Sublandlord")

                                                               OF THE FIRST PART

                                     - and -

                                 CHARGENET INC,

                                (the "Subtenant")

                                                              OF THE SECOND PART


W H E R E A S:

A. By a lease made as of the 1st day of June, 1997, 738489 Ontario Limited (the "Landlord") leased to the Sublandlord as Tenant, certain premises (the "Leased Premises"), located on the fourth floor of the building municipally known as 590 King Street West, Toronto, and comprising approximately 4,762 square feet.

B. Pursuant to an Offer to Sublease dated January 13th 1999 (the "Offer") the Sublandlord has agreed to sublet the Leased Premises to the Subtenant for a term commencing on the date of this agreement and expiring May 30, 2002.

D. The appropriate consent of the Landlord to the sublease of the Leased Premises has been obtained;

E. This agreement is to be effective as of the date first above written (the "Effective Date"), subject to the terms and conditions herein set out.

1. CONSIDERATION - The consideration for this Agreement is the mutual covenants and agreements between the parties to this Agreement and the sum of Ten Dollars ($10.00) that has been paid by each of the parties to each of the others, the receipt and sufficiency of which is hereby acknowledged.

2. SUBTENANT'S COVENANTS - The Subtenant hereby covenants and agrees with the Landlord that:

         (a) It will at all times during the balance of the Term of the sublease pay the Minimum Rent and Additional Rent (the "Rent") set out in the Offer together with any escalation thereof as contemplated in the Offer and\or the Lease and all other payments covenanted to be paid by the Tenant in the Lease and at the times and in the manner provided for in the Offer or the Lease as the case may be, and will observe and perform all of the other terms, covenants and conditions contained in the Lease on the part of the Tenant therein to be observed and performed as and when the same are required to be observed and performed as provided by the Lease.

2. The Subtenant acknowledges that it has received and reviewed the Lease annexed hereto as Schedule A and is familiar with (and correspondingly shall be bound by) the terms, covenants and conditions contained therein.

4. CONFIRMATION - The parties hereto do in all other respects hereby confirm that the Lease is in full force and effect, unchanged and unmodified except in accordance with this

Agreement. It is understood and agreed that all terms and expressions when used in this Agreement have the same meaning as they have in the Lease.

5. BINDING EFFECT - This Agreement shall enure to the benefit of the Sublandlord and its successors and assigns, and shall be binding upon the Subtenant and its permitted successors and permitted assigns, respectively.

                  IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written, by affixing their respective corporate seals under the hands of their proper signing officers duly authorized in that behalf



         MATCH PAIR INC.


         PER:/s/ Giovani Vernich
         ------------------------------
           Authorized Signing Officer




         CHARGENET INC.


         PER:/s/ Paul Dutton
         -----------------------------
           Authorized Signing Officer

                                  Schedule "A"

C:NEWMATCH.LSE

                  THIS LEASE AGREEMENT made as of the first day of June, 1997

                  IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT


                  B E T W E E N :

                             738489 ONTARIO LIMITED

                       (the "Landlord")

                               OF THE FIRST PART;

                                     - and -

                                 MATCH PAIR INC.

                                 (the "Tenant")

                               OF THE SECOND PART;


                  WITNESSETH that in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord does demise and lease unto the Tenant the premises, herein called the "Leased Premises" or the "Demised Premises" situated in the building (590 King Street West in the City of Toronto) hereinafter called the "Building" and hereinafter defined. The Leased Premises comprise approximately 4,762 square feet, being the part of the north east section of the fourth Floor of the building as shown outlined on the plan hereto attached and marked Schedule "A". The exterior face of the Building is expressly excluded from the Leased Premises hereby demised.

I        TERM

                  TO HAVE AND TO HOLD the leased premises for and during the term, hereinafter called the "Term" of Five (5) years to be computed from the 1st day of June, 1997 and from thenceforth next ensuing and fully to be complete and ended on the last day of May, 2002.

                  If the Tenant shall continue to occupy the Leased Premises after expiration of the term, or any renewals of the term, without any further written agreement, it shall be deemed to be an overloading tenant at will at a daily occupation rent of l50% of the daily rate during the last month of the term, notwithstanding that the Landlord may have received monthly rent.

II       MINIMUM RENT

                  YIELDING AND PAYING THEREFOR unto the Landlord at 329 Spadina Avenue, Toronto, Ontario M5T 2E9, or at such other place as the Landlord shall hereafter designate, in lawful money of Canada.

                  (a) For the period commencing on the 1st day of June 1997 and ending on the last day of May. 2002, at an Annual Rental of $34, 286.40 payable in advance in equal consecutive monthly installments of $2,857.20 on the first day of each and every month.

                  The Landlord acknowledges receipt of $6,114.41 (including GST) towards the first and last month's rental, provided that breach by the Tenant of payment of rent or performance of covenants at any time prior to maturity shall entitle the Landlord to apply the last month's rent toward any rents or other tenant's obligations property due and owing.


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

                  The Tenant shall be able to occupy the Premises until May 31, 1997 at no rent. There also shall be no base rental for May 1999 and May 2000.

III      ADDITIONAL RENT

                  The Tenant acknowledges and agrees that the Tenant shall be responsible during the term of the Lease for any costs, charges, expenses and outlays of any nature whatsoever in respect of the Demised Premises, or their contents, excepting only the Landlord's income tax in respect of income received from leasing the premises; corporation tax; principal and interest payments to be made in connection with any mortgage or mortgages placed on the lands and premises by the Landlord; Base Year Real Property Taxes and Operating Costs; or any specific obligation of the Landlord under this Lease. Notwithstanding the generality of the foregoing, the Tenant covenants with the Landlord to pay as additional rent the sums set out in Articles IV, V and VI of this Lease, and any other payments required to be made pursuant to the terms of this Lease.

IV       UTILITIES

                  The Tenant shall pay all utilities including:

                  (a) The cost of electrical current and including cost and maintenance of hot water, - supplied to the leased premises;

                  (b) The total cost of replacement of any electric light bulbs, tubes, starters, and ballasts in the leased premises. The Tenant shall have the right to attend to such replacement.

V        TENANT'S TAXES

                  The Tenant shall pay the following taxes:

                  (a) In the event that any tax, whether categorized as a multistage sales tax, a modified retail sales tax, a value added tax, or a goods and services tax (the "G.S.T." is levied or charged with respect to the Lease or any payments to be made by the Tenant to the Landlord under the Lease by any governmental authority including, without limiting the generality of the foregoing, the Federal Government, the Provincial Government, or any of their agencies, the Tenant shall be solely responsible for payment and/or reimbursement to the Landlord for such G.S.T. whether or not the legislation imposing such tax places the primary responsibility for payment of same on the Landlord, and the Landlord will be entitled to require the Tenant to pay to it the amount of any such G.S.T. on the date and dates on which rent or any other monies are payable to the Landlord under this Lease.

                  (b) To pay to the charging authority all taxes levied, made or imposed against the Demised Premises or the Landlord in respect of the business or other activity of the Tenant the use or occupation of the Tenant the income or property of the Tenant and on or against or as a result of any improvements, equipment or facilities of the Tenant.

                  (c) If the Tenant or any subtenant or licensee of the Tenant shall elect to have the leased premises or any part thereof assessed for Separate School taxes, the Tenant shall pay to the Landlord, as additional rent, so soon as the amount of the Separate School taxes is ascertained.

VI       REAL PROPERTY TAX ESCALATION

6.01              In this paragraph

                  (a) "Tax" means all taxes, rates, duties, levies and assessments whatsoever whether municipal, parliamentary or otherwise, charged upon the Building and the land appurtenant thereto or upon the Landlord on account thereof including all taxes, rates, duties and assessments for local improvements


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

                        but excluding the amount by which separate School taxes (if any should be payable) exceed the amount which would have been payable for school taxes if no assessment for Separate Schools had been made and excluding any tax which has been attracted by Tenant's improvements and excluding such taxes as corporate income, profits or excess profits taxes assessed upon the income of the Landlord, and shall also include any and all taxes which may in future be levied in lieu of Tax as hereinbefore defined.

                  (b)   "Base Year" means the calendar year 1997

                  (c) "Tax for the Base Year" means the amount of tax which would result by applying the mill rate prevailing in the Base Year to the assessment, taxes, charges, including local improvement or similar rates, upon or in respect of the Building and lands appurtenant thereto.

                  (d) "Subsequent Period" means each year following the Base Year, the whole or part of which year is included within the Term.

                  (e) "Tax for the Subsequent Period" shall mean tax as hereinbefore defined charged upon the Building and the land appurtenant thereto for each Subsequent Period.

                  (f) "Taxes attracted by Tenant's Improvements" means all taxes and assessments attributable to all improvements, equipment and facilities of the Tenant on or in the premises (whether installed by the Tenant, his predecessor tenant, or by the Landlord on behalf of the Tenant, unless there is an increase because of the windows in the tenant's premises then the Landlord will pay for that part of the increase of the realty tax.

                  (g) "Proportionate Share" shall mean 3.2%, unless otherwise specified.

6.02 If Tax for any Subsequent Period is more than tax for the Base Year, the Tenant shall pay the Landlord as additional rent the Proportionate Share of any such increase during the Subsequent Period. Prior to the payment of rent for the first month of each Subsequent Period, the Landlord shall estimate the amount of the Tenant's Proportionate Share of any increase for such Subsequent Period. Thereafter, commencing with the payment of rent for the first month of such Subsequent Period, the Tenant shall pay one twelfth (1/12th) of the Landlord's estimate of the Tenant's Proportionate Share of such increase. On the first day of the month in each Subsequent Period next following the date of mailing of the tax bill or in which such increase occurs or so soon thereafter as such amount can be determined, the Tenant shall pay the Landlord his Proportionate Share of such increase after first giving credit for the monthly payments of the estimated amount of such Period shall be reduced proportionately. If the Term ends on a date after the beginning of a Subsequent Period, any such amount payable for the final Subsequent Period shall be paid on such date and such amount shall be based on the Tax for the immediately preceding Subsequent Period.

Within a reasonable period of time after the end of the period for which such estimated payments have been made, the Landlord shall deliver to the Tenant a statement of actual Realty Taxes and the Tenant's proportionate share thereof, and, if necessary, an adjustment shall be made between the parties within thirty
(30) days after delivery of such statement.

6.03 Notwithstanding the foregoing, the Tenant shall pay to the Landlord the full amount (rather than Proportionate Share) of:

                  (a) any Separate School Tax resulting from an election by the Tenant or its subtenant or assignee to have the Demised Premises so assessed, where such Separate School Tax exceeds the Tax otherwise payable in the absence of the election.

                  (b)   any Taxes attracted by Tenant's Improvements.

VII      OPERATING COSTS ESCALATION

7.01              In this paragraph:


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

                  (a) "Common Areas" means the exterior of the building and those areas, facilities, utilities, improvements and installations in, on or about the lands and buildings other than rentable areas.

                  (b) "Operating Costs" means the total cost and expense incurred:

                        i) in managing, operating, repairing, insuring, and maintaining the common areas, excluding only the original acquisition costs and financing and mortgage charges; and

                        ii) in providing heat, services, utilities, maintenance or repairs to common areas.

                        Without limiting the generality of the foregoing Operating Cost shall include all moneys paid to persons, firms or corporations employed or retained in the repair, maintenance and security; all employee benefits', workmans' compensation or other sums paid on behalf of persons employed in the repair, maintenance and security; the cost of utilities; the cost of such insurance as the Landlord deems necessary; elevator maintenance and repair costs, costs of capital improvements and other costs determined by the Landlord's auditor to be properly chargeable to the capital account and to be amortized over their useful life according to general accounting principles, to the extent that such improvements reduce or avoid operating costs; accounting services and operational costs; auditing fees to the extent required to determine and assess operating costs; the cost of repairing or maintaining all outside areas; the costs of repairing or replacing all installations, fixtures, equipment and facilities comprising the common areas or servicing the rentable areas which by their nature require periodic or substantial repair or replacement, and which are not charged fully to the tenants in the year in which they are incurred at rates to be determined by the Landlord in accordance with sound accounting principles; and an administration and management fee of 15% of the total of all Operating Costs.

                  (c) "Base Year" shall have the same meaning as Article VI hereof.

                  (d) "Subsequent Period" means each year following the Base Year, the whole or part of which year is included within the Term.

                  (e)   "Proportionate Share" shall have the same meaning as
                        Article VI hereof.

7.02 If the Operating Costs for any Subsequent Period are more than the Operating Costs for the Base Year, the Tenant shall pay the Landlord as additional rent for the Proportionate Share of any such increase for the Subsequent Period. Prior to the payment of rent for the first month of each Subsequent Period, the Landlord shall estimate the amount of the Tenant's Proportionate Share of any increase for such Subsequent Period. Thereafter, commencing with payment of rent for the first month of such Subsequent Period, the Tenant shall pay one-twelfth (1/12th) of the Landlord's estimate of the Tenant's Proportionate Share of such increase. On the first day of the month in each Subsequent Period next following the date on which the amount of such increase can be determined, the Tenant shall pay to the Landlord its Proportionate Share of such increase after giving credit for the monthly payments of the estimated amount of such increase. If the final Subsequent Period is a period of which part only is included within the Term, any such amount payable for such period shall be reduced proportionately. If the Term ends on a date after the beginning of a Subsequent Period and before the determination of the increase for such Subsequent Period, any such amount payable for the final Subsequent Period shall be paid on such date and such amount shall be based on the increase for the immediately preceding Subsequent Period.

Within a reasonable period of time after the end of the period for which such estimated payments have been made, the Landlord shall deliver to the Tenant a statement of actual Operating Costs and the Tenant's proportionate share thereof, and, if necessary, an adjustment shall be made between the parties within thirty (30) days after delivery of such statement.

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

VIII     REPAIRS

8.01 The Tenant covenants to repair and maintain the Leased Premises including, without limiting the generality of the foregoing, all plumbing, electrical, and, air-conditioning, systems, facilities and equipment in the Leased Premises, and all windows, as would a prudent owner, reasonable wear and tear and damage, by fire, lightning, tempest and structural defect or weakness only excepted. The Landlord may enter and view state of repair and that the Tenant will repair and maintain according to notice in writing; provided that if the Tenant neglects to make such repairs or maintenance within a reasonable time after notice, the Landlord may, at its option, make such repairs or maintenance at the expense of the Tenant, and in any and every such case the Tenant covenants with the Landlord to pay to the Landlord forthwith as additional rent, all sums which the Landlord may have expended making such repairs and maintenance, and shall not have previously received from the Tenant; and provided further that the making of any repairs or maintenance by the Landlord shall not relieve the Tenant from the obligation to repair.

8.02 If the Building or any part thereof, become damaged or destroyed through the negligence, carelessness or misuse of the Tenant, his servants, agents, employees or anyone permitted by him to be in the Building, or through him or them in any way stopping up or injuring the heating apparatus, elevators, water pipes, drainage pipes or other equipment or part of the Building, the expense of the necessary repairs, replacements or alterations shall be borne by the Tenant who shall pay the same to the Landlord on demand, as additional rent.

8.03 The Tenant shall leave the Leased Premises in such state of repair and maintenance as is required under this Lease, reasonable wear and tear excepted.

IX       MAINTENANCE

9.01   The Tenant shall not:

            (a) install any equipment which will exceed or overload the capacity or any utility, electrical or mechanical facilities in the Leased Premises and the Tenant will not bring into the Leased Premises or install any utility, electrical or mechanical facility or service which the Landlord does not approve. The Tenant agrees that if any equipment installed by the Tenant requires additional utility, electrical or mechanical facilities, the Landlord may in its sole discretion if they are available elect to install them at the Tenant's expense and in accordance with plans and specifications to be approved in advance in writing by the Landlord.

            (b) bring upon the Demised Premises any machinery, equipment, article or thing that by reason of its weight or size may damage the Leased Premises, and will not at any time overload the floors. If any damage is caused to the Demised Premises by any machinery, equipment, article or thing or by overloading the floors or by any act, neglect or misuse on the part of the Tenant or any of the Tenant's services, agents, employees or invitees the Tenant will forthwith repair the damage.

            (c) allow any refuse, waste material, debris, rubbish, garbage or other loose or objectionable material to accumulate on or around the Demised Premises and at all times to keep the Demised Premises in a neat and broom-clean condition. Upon the termination or surrender of this Lease, the Tenant shall leave the Leased Premises neat, broom-clean, free and clear of all waste materials, debris and rubbish, all of which work is to be done to the satisfaction of the Landlord.

            (d) do or suffer any waste or damage, disfiguration or injury to the Leased Premises or the fixtures and equipment thereof use or permit to be used any part of the Leased Premises for any dangerous, noxious or offensive trade or business and not to cause or permit any nuisance in, at or on the Leased Premises.


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

9.02              The Tenant shall:

                  (a) comply promptly with the requirements of every applicable statute, law and ordinance, and with every applicable lawful regulation and order with respect to the condition, equipment, maintenance, use or occupation of the Demised Premises and to comply with the applicable regulation or order of the Insurers Advisory Organization of Canada or of any body having similar functions or of any liability or fire insurance company by which the Tenant and/or the Landlord may be insured, and except as herein provided, to assume the sole responsibility for the condition, operation, maintenance and management of the Leased Premises. If the Landlord is required to pay or expend any monies as a result of a failure by the Tenant to comply with the terms of this paragraph, the Landlord may add the amount paid to the rent due for the next ensuing month.

                  (b) replace with as good quality and size of any glass broken on the Leased Premises during the continuance of this lease, unless such breakage is the result of negligence of the Landlord, his employees, servants, agents or contractors.

                  (c) otherwise reasonably maintain the Leased Premises, reasonable wear and tear and damage by fire, lightning, tempest and structural defects or weakness only excepted.

X        USE

10.01 The Leased Premises shall be used only for footwear wholesale office and related business the Tenant shall not carry on or permit to be carried on therein any other trade or business, and the Tenant shall not do or omit or permit to be done or omitted upon the Leased Premises anything which shall cause the rate of insurance upon the Building to be increased and if the rate of insurance on the Building shall be increased by reason of the use made of the Leased Premises or by reason of anything done or omitted or permitted to be done or omitted by the Tenant or by anyone permitted by the Tenant to be upon the Leased Premises, the Tenant shall on demand pay to the Landlord the amount of such increase.

10.02 The Tenant will not carry on its use in a manner which the Landlord shall, acting reasonably, deem to constitute a nuisance and more specifically, will not cause the emission of such noise, vibrations, odors or fumes as will unreasonably interfere with normal usage of the Building in which the Leased Premises are situate by other users and occupiers of the Building.1

10.03 The Tenant and his employees and all persons visiting or doing business with him on the Leased Premises shall be bound by and shall observe the Rules and Regulations attached to this lease and any further and other reasonable Rules and Regulations made hereafter by the Landlord of which notice in writing shall be given to the Tenant and all such Rules and Regulations shall be deemed to be incorporated into and form part of this lease.

10.04 The Tenant's use of the Leased Premises and the Building shall at all times be in strict compliance with all governmental and municipal laws, by-laws and regulations relating to health, safety and protection of the environment (the "Environmental Laws").

                  More specifically, the Tenant will not use or permit to be used, or store, manufacture or dispose of any Hazardous Material in or about the Leased Premises and the Landlord's Property (the "Hazardous Use"), unless specifically permitted in this Lease or unless approved in writing by the Landlord, which approval may be unreasonably withheld. For the purposes of this paragraph, a Hazardous Material shall be any contaminant or pollutant or other substance or material which any Environmental Laws define to be dangerous, hazardous, toxic or environmentally unsafe, or which require special treatment, recovery or disposal procedures pursuant to any Environmental Laws.

--------------
(1) The Landlord acknowledges that the manner of use of the premises by the Tenant from June 1997 through December 1998 is not deemed by the Landlord to constitute a nuisance.

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

                  If the use of the Leased Premise s as permitted in this lease includes a Hazardous Use, or if the Landlord approves a Hazardous Use in writing, then the Tenant shall carry on such Hazardous Use in such manner as may be required by the Environmental Laws and the Landlord so as to assure that there will be no leakage, seepage, release, emission or discharge or Hazardous Material into the environment or into any part of the Lease Premises or the Building.

                  If any use of the Leased Premises or the Building by the Tenant, or anyone for whom the Tenant is at law responsible, results in a leakage, seepage, release, emission or discharge of Hazardous Material, whether so defined by Environmental Laws in force at the time of the use, or subsequent thereto, the Tenant:

                  (i) shall be responsible and liable for the cost of any cleanup treatment, recovery, disposal, repair or replacement and any other remedial action that may be necessary to return the Leased Premises, the Landlord's Property or any other affected lands, structures and building to a safe and environmentally clean condition in accordance with the requirements of any Environmental Laws, or that may be required by any governmental or municipal authority or agency, and;

                  (ii) shall indemnify and save the Landlord harmless against all direct or indirect claims, demands, obligations, fines, expenses, expenditures, liabilities and damages that the Landlord may incur as a result of, or arising from, or attributable to the Tenant's use.

                  The provisions of this paragraph shall survive the termination of this lease, whether by affluxion of time or otherwise, and shall remain in full force and effect thereafter.

XI       ASSIGNMENT

11.01             (a)   The Tenant shall not assign this lease or sublet the
                        Leased Premises or any part thereof without the prior consent in writing of the Landlord which consent shall not be unreasonably withheld or delayed. At the time the Tenant requests the consent of the Landlord, the Tenant shall deliver to the Landlord a copy of any offer or agreement to assign or sublet or the sublease or assignment, the name, address, nature of business and the most recent financial statements and or audited, (if available) of the proposed assignee or subtenant and forthwith upon request such, additional information, if any, as the Landlord may reasonably require (all of which is herein referred to as "Required Information").

                  (b) The Landlord's consent to any assignment may be conditional upon the assignee entering into an agreement in a form satisfactory to the Landlord to perform, observe and keep each and every covenant, condition and agreement in this lease on the part of the Tenant to be performed, observed and kept, including payment of rent and all other sums and payments agreed to be paid or payable under this lease on the days and at the times and in the manner specified.

                  (c) In no event shall any assignment or subletting to which the Landlord may have consented alter, release or relieve the Tenant from its obligations fully to perform all the Tenant's covenants, conditions and agreements of this lease. The Tenant shall pay on demand the Landlord's reasonable costs incurred in connection with the Tenant's request for such consent.

11.02 The Landlord may, in its sole and uncontrolled discretion, refuse to give its consent to any sub-letting, sub-leasing or parting by the Tenant of less than the whole of the Demised Premises, notwithstanding any act or rule of law or regulation now or hereafter in force to the contrary.

Notwithstanding the foregoing provided that upon reasonable approval of Landlord obtained in accordance with subparagraph (a) above, Tenant shall be entitled to up three, but not more than three, sub-tenancies.


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

11.03 If the sale, assignment, transfer or other disposition of any of the issued and outstanding capital stock of the Tenant (or any successor or assignee of the Tenant which is a corporation), shall result in changing the control of the Tenant, such sale, assignment, transfer or other disposition shall be deemed an assignment of this lease and shall be subject to all of the provisions of this lease with respect to assignments by the Tenant. Provided, however, that the Landlord's consent shall not be required to any assignment or transfer of the issued and outstanding capital stock of the Tenant:

                  (a) to a corporation controlled by or subject to the same control as the assignor or transferor;

                  (b) to a member or members of the family of the assignor or transferor; or

                  (c)   in the case of devolution through death.

                  For the purposes of this paragraph "control" of any corporation shall be deemed to be vested in the person or persons owing more than fifty (50%) percent of the voting power or the election of the Board of Directors of such corporation and a "member or members" of the family of any assignor or transferor shall include his spouse, parents, brothers, sisters and issue.

XII      ALTERATIONS AND FIXTURES

12.01 The Tenant will not make or erect in or to the Leased Premises any installations, alterations, additions or partitions without submitting plans and specifications to the Landlord and obtaining the Landlord's prior written consent in each instance (and the Tenant must further obtain the Landlord's prior written consent to any change or changes in such plans and specifications submitted as aforesaid, subject to payment of the cost to the Landlord of having its architects approve of such changes, prior to proceeding with any work based on such plans or specifications): such work may be performed by contractors engaged by the Tenant but in each case only under written contract approved in writing by the Landlord and subject to all conditions which the Landlord may impose, provided nevertheless that the Landlord may at its option require that the Landlord's contractors be engage for any such work; without limiting the generality of the foregoing any work performed by or for the Tenant shall be performed by competent workmen whose labour union affiliations are not incompatible with those of any workmen who may be employed in the Building by the Landlord, its contractors or subcontractors; the Tenant shall submit to the Landlord's supervision over construction and promptly pay to the Landlord's or the Tenant's contractors, as the case may be, when due, the cost of all such work and of all materials, labour and services involved therein and of all decoration and all changes in the Building, its equipment or services, necessitated thereby. The Tenant covenants that he will not suffer or permit during the Term hereof any Mechanic's or other liens for work, labour, services or materials ordered by him or for the cost of which he may be in any way obligated to attach to the Leased Premises or the Building and that whenever and so often as any such liens shall attach or claims therefor shall be filed, the Tenant shall within ten (10) days after the Tenant has notice or the claim for lien procure a discharge thereof by payment or by giving security or in such other manner as is or may be required or permitted by law.

12.02 All changes, alterations, additions and improvements shall comply with all applicable statutes, regulations and/or by-laws of any municipal, provincial, federal or other authority.

12.03 All changes, alterations, additions and improvements by or on behalf of the Tenant shall be performed in a clean and tidy manner, in such manner as to keep common areas free of dirt, refuse, waste material, debris, rubbish, garbage, other loose or objectionable material and building materials, tools and supplies. Should the Tenant, its contractors or workmen fail to comply with this requirement the Landlord shall provide the Tenant written notice to rectify the same immediately, and should the Tenant not comply the Landlord may rectify the breach and charge the Tenant the cost thereof, plus an administrative fee of fifteen (15%) percent of cost, as additional rent.

12.04 The Tenant shall pay to the Landlord the amount of the increase of any insurance premium of policy covering the Leased Premises, to the extent that such increase is strictly attributable to an action by the Tenant under this paragraph and that such insurance shall not thereby be made liable to voidance or cancellation by the insurer. The Tenant should be provided with the insurer's letter.

12.05 If the Tenant has paid the rent and performed its obligations, the Tenant shall have the right at the expiration or other termination of the lease to remove trade fixtures, the Tenant's special lights and shelving, provided that the Tenant makes good any damage or injury to the Demised Premises installation and removal.

12.06 Upon termination of this Lease, all alterations, additions and improvements that are affixed to any part of the Demised Premises (other than trade fixtures) shall remain with and be surrendered with the Demised Premises. If any new locks have been installed, the Tenant shall forthwith upon installation provide keys to the same to the Landlord and the locks and their keys shall be surrendered on termination of this Lease.

                  The Landlord may, in the alternative, require the Tenant to remove any alterations, additions, improvements and signs and to restore the Demised Premises to the same condition as they were at the commencement of the Lease.

XIII     SIGNS

13.01 The Tenant shall not paint, display, inscribe, place or affix any sign, picture, advertisement, notice, letter in or direction on any part of the outside of the Building or visible from the outside of the Building. The Tenant shall not paint, display, inscribe, place or affix any sign, picture, advertisement, notice, lettering or direction on the outside of the Leased Premises or elsewhere in the Building without the written consent of the Landlord. The Tenant on ceasing to be the Tenant of the demised premises will, before leaving them cause any sign, advertisement or notice as aforesaid to be removed or obliterated at his own expense and in a workmanlike manner. Landlord approves Tenant's signs in existence as at January 199[_][illegible].

XIV      INDEMNITY

14.01 The Landlord shall not be liable nor responsible in any way, for any personal or consequential injury of any nature whatsoever, that may be suffered or sustained by the Tenant or by any employee, agent, invitee or licensee of the Tenant or any other person who may be upon the Demised Premises or the lands and buildings of which the Demised Premises form a part; or for any loss of or damage, or injury to, any property belonging to the Tenant or to its employees or to any other person while such property is on the Demised Premises, or the lands and buildings of which the Demised Premises form a part; and, in particular (but without limiting the generality of the foregoing), the Landlord shall not be liable for any loss or damage, or damages of any nature whatsoever, to any property caused by theft or breakage or other cause, failure to supply adequate drainage, snow or ice removal, or by reason of the interruption of any public utility or service or in the event of steam, water, rain or snow which may leak into, issue or flow from any part of the Demised Premises of the lands and buildings of which the Demised Premises form a part or from the water, sprinkler, or drainage pipes or plumbing works of the same, or from any other place or quarter or for any damage caused by anything done or omitted to be done by any tenant, nor shall the Tenant be entitled to any abatement of rent in respect of any such condition or interruption of service. The Landlord's exemption from Liability will not apply in case of gross negligence of Landlord in performing its duties.

14.02 Notwithstanding the foregoing provision, the Tenant shall indemnify and save harmless the Landlord from all liabilities, damages, costs, claims, suits or actions arising out of:

                  (a) any breach, violation or non-performance of any covenant herein contained on the part of the Tenant;

                  (b) any damage to property howsoever occasioned by the use and occupation of the Demised Premises; or

                  (c) any injury to any person or persons, including death, resulting at any time therefrom, occurring in or about the Demised Premises or any part thereof, or resulting from the use and occupation of the Demised Premises during the term of this Lease , by Tenant, its employees, agents or invitees from any cause whatsoever.

XV       LANDLORD'S COVENANTS

15.01             The Landlord covenants with the Tenant as follows:

                  (a)      for quiet enjoyment;

                  (b) to pay, subject to the provisions of Articles V and VI all taxes and rates, municipal, parliamentary or otherwise, levied against the Leased Premises or against the Landlord on account thereof:

                  (c) to provide heating for the Leased Premises to an extent sufficient to maintain therein at all times during normal business hours, except during the making of repairs, a reasonable temperature; but should the Landlord make default in so doing, it shall not be liable for indirect or consequential damage or damages for personal discomfort or illness;

                  (d) to furnish, except when repairs are being made, passenger elevator service during normal business hours, and limited elevator service at other times; operator-less automatic elevator service, if used, shall be deemed "elevator service" within the meaning of this paragraph; and to permit the Tenant and the employees of the Tenant to have the free use of such elevator service in common with others, but the Tenant and such employees and all other persons using the same shall do so at their sole risk and under no circumstances shall the Landlord be held responsible for any damage or injury happening to any person while using the same or occasioned to any person by any elevator or any of its appurtenances. All deliveries to the Leased Premises shall be made by the elevator designated from time to time by the Landlord;

                  (e) to permit the Tenant and the employees of the Tenant and all persons lawfully requiring communication with them to have the use during normal business hours on business days in common with others of the maintenance and the stairways, corridors, and elevators leading to the Leased Premises. At times other than during normal business hours the Tenant and the employees of the Tenant and persons lawfully requiring communication with the Tenant shall have access to the Building and to the Leased Premises and use of the elevators only in accordance with the Rules and Regulations;

                        In this lease, "business day" shall mean Monday to Friday inclusive (other than Statutory holidays) and "normal business hours" shall mean from 7:00 a.m. to 6:00 p.m.; and

                  (f) to permit the Tenant and the employees of the Tenant in common with others entitled thereto to use the washrooms in the Building on the floor or floors in which the Leased Premises are situate.

XVI      INSURANCE

16.01             The Landlord will:

                  (a) insure and keep insured during the term of this Lease the building against loss by fire and such other perils as may from time to time be included in the standard fire insurance additional perils supplementary contract generally available in the Province of Ontario, for its full insurable value, with loss, if any, payable to the Landlord or as the Landlord may direct.

                  (b) maintain pressure vessel insurance in respect of all steam boilers and such other pressure vessels, including hot water tanks, as the Landlord may from time to time deem it necessary to insure, with loss, if any, payable to the Landlord or as the Landlord may direct, in such amount and in respect of such risks as may be recommended by the Landlord's Insurance Underwriters.

                  (c) maintain rental insurance against loss of rent due to fire or such other perils as may from time to time be included in the standard fire insurance additional perils supplementary contract generally available in the Province of Ontario for one year's rent, plus the Tenant's share of the annual taxes on the Landlord's Property, naming the Landlord as security for the payment of such net rent and additional rent hereunder, until the restoration of the Demised Premises as herein required by the Tenant. To the extent that the Landlord receives the proceeds of such insurance policies, the rental insurance proceeds received shall be applied against the rent payable herein.

16.02 The fire insurance policy hereinbefore referred to shall contain a waiver of subrogation against the Tenant and the Landlord waives, and releases all rights of action and recourse which it may now or hereafter have against the Tenant in tort or negligence for any loss or damage to the Landlord or to the Demised Premises or to the building in which the Demised Premises are situate, by any of the perils insured against by the Landlord or which the Landlord has agreed to insure against and, to cause all policy or policies of insurance held by it in respect of the Demised Premises and the building in which same are situate, to be endorsed with a waiver of any and all subrogation rights against the Tenant which might otherwise vest in the insurer of such policy or policies of insurance.

                  In the event the "Waiver of Subrogation" endorsement contained in any policy or policies of fire insurance is cancelled by the insurance company or companies and the Landlord, using its best efforts, is unable to obtain a fire insurance policy or policies endorsed with "Waiver of Subrogation" rights, the terms and covenants contained in this paragraph shall be deleted and no longer effective and the within Lease shall be deemed to have been amended accordingly.

16.03             The Tenant will:

                  (a) insure and keep insured the glass windows on the Demised Premises, and will deposit certificates with respect to such insurance with the Landlord.

                  (b) carry public liability insurance in such amounts as shall from time to time be reasonable (but in no event less than $2,000,000.00 inclusive of all injuries or death to persons or damage to property of others arising from any one occurrence), in the name of both the Landlord and the Tenant.

                  (c) any other form of insurance as the Landlord or the Landlord's mortgagee requires from time to time in amounts and for risks against which a prudent tenant would insure.

                  The Tenant will pay the premiums for each of the above insurances when due and will deposit certificates of insurance with the Landlord. The above insurances are to be carried in a company or companies satisfactory to the Landlord and are to be in a type and form satisfactory to the Landlord.

16.04 The Tenant agrees that it will not carry on or permit to be carried on any business in the Demised Premises which will make void or voidable any insurance held by the Landlord. As long as the use in the Premises is the same as the use when the Tenant moved in.

                  If any insurance policy shall be cancelled, or the coverage therein reduced in any way by the insurer by reason of the use and occupation of the Demised Premises by the Tenant, or by any assignee or sub-tenant of the Tenant, or by anyone permitted by the Tenant to be upon the said Demised Premises, and if the Tenant fails to remedy the condition giving rise to such cancellation or reduction of coverage within ten (10) days after notice thereof by the Landlord, the Landlord may, at its option, either:

                  (a) determine this Lease forthwith by leaving upon the Demised Premises a notice in writing of its intention so to do and thereupon rent and any other payments for which the Tenant is liable under this Lease shall be apportioned and paid in full to the date of such determination of the Lease and the Tenant shall immediately deliver up vacant possession of the Demised Premises to the Landlord; or

                  (b) enter upon the Demised Premises and remedy the condition giving rise to such cancellation or reduction and the Tenant shall forthwith pay the cost thereof to the Landlord, which cost may be collected by the Landlord as rent in arrears.

XVII      DESTRUCTION

17.01 If, during the term of this Lease, the building (or any part thereof) of which the Demised Premises forms a part shall be damaged by fire or such other perils as may from time to time be included in the standard fire insurance additional perils supplementary contract generally available in the Province of Ontario, the following provisions shall have effect:

                  (a) if the building is incapable of being rebuilt, repaired or restored with reasonable diligence within 120 days of the occurrence of the damage then either the Tenant or the Landlord may terminate the Lease by notice in writing to the other within thirty (30) days of the date of damage. On the giving of this notice the Lease shall cease and terminate from the date of the damage, the Tenant shall forthwith surrender the Demised Premises and all its interest in the Demised Premises to the Landlord, the rent and the additional rent shall be apportioned and payable by the Tenant only to the date of the damage and the Landlord may re-enter and re-possess the Demised Premises discharged of this Lease. If the Tenant does not forthwith surrender the Demised Premises then the Tenant shall continue to pay the rent and additional rent specified in this Lease as occupancy rent until surrender.

                  (b)   If the Lease is not terminated pursuant to sub-paragraph
                        (a) or if the building is capable with reasonable diligence of being rebuilt, repaired or restored within 120 days of the occurrence of the damage then the Landlord shall proceed to rebuild, restore or repair the Demised Premises with reasonable promptness subject to any periods of delay caused by strikes, walk-outs, slowdowns, shortages of material, acts of God, acts of war, inclement weather or any other occurrences which are beyond the reasonable control of the Landlord and the rent shall abate in the following manner:

                        (i) if the Demised Premises are rendered partially unfit for occupancy by the Tenant, the rent reserved including additional rent prorata for the period shall abate in the proportion that the part of the Demised Premises rendered unfit for occupancy by the Tenant bears the whole of the Demised Premises;

                        (ii) if the Demised Premises are rendered wholly unit for occupancy by the Tenant, the rent reserved shall be fully suspended until the Demised Premises have been rebuilt, repaired or restored;

                  (c) nothing in this clause shall in any way be deemed to affect the obligation of the Tenant to repair, maintain, replace or rebuild the Demised Premises, or to be liable to the Landlord for any damages suffered by the Landlord if the occurrence of damage is caused by the Tenant, or is a result of the Tenant's breach or non-performance of any of its obligations under this Lease, and the Landlord is not compensated therefor out of the insurance proceeds;

                  (d) the decision of the Landlord's architect or engineer shall be final and binding upon the parties as to all determinations relating to matters of construction.

XVIII      DEFAULT AND REMEDIES

18.01 If the Tenant does not pay any taxes, rates, services and utilities, or other amounts which the Tenant has covenanted to pay, the Landlord may pay the same and recover from the Tenant the amounts so paid as rent in arrears.

18.02 If the Tenant, after seven (7) days' written notice from the Landlord, does not rectify and make good any damage, repairs or maintenance for which the Tenant is liable under this Lease, the Landlord may enter upon the Demised Premises (without being liable for any disturbance or damage so caused), rectify and make good any such damage, repairs or maintenance, and recover the cost from the Tenant as rent in arrears.

18.03 If the Tenant does not insure and keep insured as required, the Landlord shall be free to effect the required insurance and to recover the cost from the Tenant as rent in arrears.

18.04 The Tenant covenants not to permit any construction or other liens for work, labour, services or materials ordered by the Tenant or for the cost of which it may be in any way obligated to attach to the Demised Premises. If such a lien is attached the Tenant shall, within twenty (20) days after the Tenant has notice of the claim for lien, procure a discharge of the lien. If the Tenant fails to comply with the terms of this paragraph, the Landlord, at its option, may pay and discharge the lien and all monies paid by the Landlord, including all expenses incurred, shall be charge to, and paid by the Tenant and may be collected as additional rent due on the next ensuing rent day.

18.05 If, upon the termination or surrender of this Lease, the Demised Premises are not left in the state of cleanliness and repair as required, the Landlord may carry out any work required to rectify the default as agent of and at the expense of the Tenant, and recover the cost from the Tenant as rent in arrears.

18.06 All arrears of rent and any monies overdue and owing to the Landlord herein shall bear interest at the rate of 1% above the prime commercial lending rate charged by the Landlord's bank from the time the arrears become due until paid to the Landlord.

18.07 In addition to any other remedies set out in this Lease and available at law, the Tenant agrees that:

                  (a) in case of non-payment of rent or other monies at the time provided; three (3) business days notice will be given on two occasions only during each calendar year or

                  (b) if the Tenant falls, after seven (7) days' written notice from the Landlord, commence to make repairs and diligently proceed to make good and complete any damage, repairs or maintenance, for which the Tenant is liable; or

                  (c) if the demised Premises be used by any other person other than those entitled to use them under the terms of this Lease; or

                  (d) if the term hereby granted or any of the goods or chattels of the Tenant on the Demised Premises shall be at any time during the said term seized or taken in execution or attachment by any creditor of the Tenant: or

                  (f) if the Tenant shall make any assignment for the benefit of creditors or shall on becoming bankrupt or insolvent take the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors; or

                  (g) if any order shall be made for the winding up of the Tenant; or

                  (h) if the Tenant shall make any attempt to sell or dispose of its goods or chattels or to remove them or any of them from the Demised Premises so that there would not remain in the Demised Premises in the event of such sale or disposal sufficient goods subject to distress to satisfy the rent then due or accruing due; or

                  (i) if the Tenant is in breach of, or fails to fulfil any of its other obligations under this Lease, following expiry of any applicable grace periods then, and in every such case, the then current months' rent and the next ensuing three months' rent and the Tenant's share of the Taxes for the then current year (to be reckoned on the rate for the next preceding year, in case the rate shall not have been fixed for the then current year), shall immediately become due and be paid and be recoverable by the Landlord in the same manner as if the same were rent in arrears;

                  and the Landlord shall further have the right to either:

                  (i) re-enter and take possession of the Demised Premises as though the Tenant or any other occupants of the Demised Premises were holding over after the expiration of the term and the term shall, at the option of the Landlord, forthwith become forfeited and determined; or

                  (ii) re-enter as agent of the Tenant, either by force or otherwise without being liable for prosecution. On such re-entry, the Landlord may rent the whole or any part of the Demised Premises as agent of the Tenant and receive the rent payable on the re-rental. This Landlord may re-rent for a period equal to or greater or lesser than the remainder of the then current term to any tenant which the Landlord may deem suitable and satisfactory, for any use or purpose which the Landlord may deem appropriate and on any other terms as the Landlord may deem suitable and satisfactory. The Landlord may also make such changes in the character of the improvements of the Demised Premises as the Landlord may determine to be appropriate or helpful in the re-rental.

                  The Landlord may also as agent of the Tenant take possession of any chattels, fixtures or other property on the Demised Premises and sell the same at public or private sale, subject to the laws of distress applied in accordance with this lease.

                  Any proceeds of the sale of equipment or fixtures or any rent derived from re-renting the Demised Premises shall be applied (minus any costs incurred in selling or re-renting) upon account of the rent or other monies due under this Lease and the Tenant shall remain liable to the Landlord for any difference. It is the intention of the parties that nothing in this Lease and no entry or seizure made by the Landlord under this clause shall in any way release the Tenant from its obligation to pay rent during the term beyond any sum which may be realized by the Landlord by re-renting the Demised Premises or selling chattels and fixtures; nor shall the Landlord be required to pay to the Tenant any surplus of any sums received by the Landlord on the sale of chattels or fixtures or on the re-renting of the Demised Premises in excess of the rent required to be paid by the Tenant under this Lease.

18.08             (a)   Notwithstanding anything contained in any statute or
                        regulation in force, none of the goods or chattels of the Tenant situate on the Demised Premises shall at any time during the term be exempt from levy by distress for rent in arrears. If any claim for exemption is made by the Tenant, or if distress is being made by the Landlord, this clause may be pleaded as an estoppel against the Tenant in any action brought to test the right of the Landlord to the levy upon goods claimed to be exempt and the Tenant waives every exemption benefit that might have accrued to the Tenant under any legislation.

                  (b) If the Tenant removes any goods or chattels from the Demised Premises, other than in the ordinary course of business, the Landlord may follow them for thirty (30) days in the same manner as is provided for in any Act respecting the fraudulent and clandestine removal of goods. (c) Any condoning, excusing or overlooking by the either party of any breach, default or non-performance by the other party at any time of any of its obligations under the Lease shall not operate to waive such party rights under this Lease in the event of any later default, breach or non-performance and all rights and remedies of such party shall be deemed to be cumulative, not alternative.

                  (d) Every payment by the Tenant, or receipt by the Landlord, of a lesser amount than the monthly rent shall be deemed to be on account of the earliest stipulated rent. Any endorsement or statement on any cheque or any letter accompanying any cheque or payment as rent shall not be deemed an accord and satisfaction, and the Landlord may accept the cheque or payment without prejudice to the Landlord's right to recover the balance of the rent or pursue any other remedy in this Lease.

                  (e) No reference to, nor exercise of, any specific right or remedy by the Landlord shall preclude or prejudice the Landlord in exercising any other right, or remedy or maintaining any other action to which it may be entitled either at law or in equity. The Landlord's failure to insist upon a strict performance of any covenant of this Lease agreement or to exercise any option or right shall not be a waiver or relinquishment for the future of the covenant, right or option which shall remain in full force and effect.

XIX      PRIOR INTERESTS

19.01 This lease is subject and subordinate to all mortgages or deeds of trust and all renewals, modifications, consolations, replacements and extensions thereof which may now or at any time hereafter affect the Premises in whole or in part or the Building in whole or in part and whether or not such mortgages or deeds of trust shall affect only the Premises or the Building of which the Premises shall form a part or shall be blanket mortgages or deeds of trust affecting other Premises as well. The Tenant shall at any time on notice from the Landlord attorn to and become a Tenant of a mortgagee or trustee under any such mortgage or deed of trust upon the same terms and conditions set forth in this lease and subject to the mortgagee recognizing Tenant's leasehold interest and shall execute promptly on request by the Landlord and in any event within five (5) days after such request, any certificates, instruments of postponement or attornment or other instruments from time to time requested to give full effect to this requirement or to set out the status of this lease and the state of accounts between the Landlord and the Tenant and the Tenant hereby constitutes the Landlord as the agent or attorney of the Tenant for the purpose of executing any such certificates, instruments of postponement or attornment or other instruments necessary to give full effect to this clause. To best of Landlord's knowledge, the current mortgagee requires Tenant to execute a form of subordination agreement which includes non-disturbance provision.

XX       RIGHT TO RELOCATE

20.01             (a)   The Landlord shall have the right, at any time during
                        the term of this lease, to relocate the Tenant to other premises of approximately the same area within the Building. Such right shall be exercised by the giving of not less than sixty (60) days' notice in writing to the Tenant.

                  (b) The Landlord shall be responsible for the expenses of such relocation, including the cost of partitioning the new premises, but such costs shall include the costs of the physical movement of the Tenant's chattels and the relocation of Leasehold Improvements only and the Landlord shall not be liable for any other costs including without limitation the cost of printing stationery nor shall the Landlord be liable for any loss occasioned by the interruption of the Tenant's business.

                  (c) If the Landlord relocates the Tenant as aforesaid, this lease shall continue in full force with the following amendments:

                        (i) The description of the Premises in Schedule "A" and in page one of this lease shall be amended to contain a description of the premises to which the Tenant has been relocated;

                        (ii) The area of the Premises as described on page one of this lease shall be amended to indicate the area of the premises as a result of amendment (i) above mentioned; and

                        (iii) The annual rent set forth in subclause 3(a) hereof
                              shall be amended by increasing it or decreasing it by a percentage equal to the percentage increase or decrease in the area of the Premises as a result of amendment (ii) above mentioned.

                  (d) If the Tenant refuses to allow the Landlord to relocate the Tenant as aforesaid or if the Tenant attempts to obstruct such relocation in any manner, the Landlord may, at its option, terminate this lease with notice to the Tenant, without prejudice to any other rights or remedies it may have, and rent and any other payments for which the Tenant is liable shall be apportioned and paid to the date of such termination together the reasonable expenses of the Landlord attributable to the termination of the lease and the Tenant shall immediately deliver possession of the Premises to the Landlord.

                  (e) at any time during the last year of the lease term, Landlord shall have the option to terminate in lieu of relocating.

XXI      RIGHT OF ENTRY

21.01 The Tenant shall permit the Landlord and the Landlord's agents during the term of this lease to enter the Leased Premises to:

                  (a) examine the condition of the Leased Premises and to effect all required repairs and maintenance on reasonable notice;

                  (b) show the Leased Premises for the purpose of inspection by prospective Purchasers and mortgagees, and during the last six (6) months of the term, by prospective Tenants on reasonable notice;

                  (c) perform all other acts permitted or required to be performed by the Landlord under this lease on reasonable notice; and

                  (d) to remove any article or remedy any condition which in the reasonable opinion of the Landlord would likely lead to the cancellation of any policy of insurance, if possible the Landlord will give the Tenant written notice to remedy in seven (7) days.

XXII      EXPROPRIATION AND TERMINATION

22.01 If during the term all or part of either the Premises or the Building is expropriated, then at the option of the Landlord, the term of the lease shall cease and terminate upon possession being required and all rent, additional rent and other charges shall be paid up to that date so that the Tenant shall have no claim against the Landlord for the value of any unexpired term of the lease, or for damages or for any reason whatsoever. The Tenant shall not be entitled to any part of the award or compensation paid for such expropriation and the Landlord is to receive the full amount of any such award or compensation, the Tenant hereby expressly waiving any right or claim to any part thereof. However, the Tenant shall have the right to claim and recover from the expropriating authority, but not from the Landlord, such compensation as may be separately awarded to the Tenant in respect of its fixtures.

22.02 Notwithstanding any other provisions in this lease, the Landlord shall have the right to terminate this lease by notice in writing to the Tenant if the Landlord determines to remodel or demolish the Building or a substantial part thereof or if the Landlord enters into a bona fide arm's length sale of the Building. Such termination shall be effective on the date named in such notice, which shall be the last day of a month not less than three (3) months following the giving of such notice or at the Landlord's option on one month notice and the Landlord to pay the tenant one month rent. Such notice may be given by the Landlord, at any time after the Landlord determines to demolish or remodel the building, or, in the event of a sale of the building, by the Landlord or the Purchaser (new Landlord), at any time the Landlord enters into an agreement for such sale to a date that is thirty (30) days after completion of such sale transaction.

XXIII     NOTICES

23.01 All notices, demands and requests which may be or are required to be given under this Lease shall be in writing and shall be served personally or by facsimile or sent by registered mail addressed in the case of the Landlord, to it at: 329 Spadina Ave. Second Floor, Toronto, Ontario, M5T 2E9 Fax (416) 977-3451 and in the case of the Tenant to it at the Demised Premises or at such other place or places as such parties may from time to time designate by written notice to the other.

                  Notices, demands and request which are served in the manner aforesaid shall be deemed sufficiently served or given for all purposes of this Lease, in the case of those personally served, on the date of such service, and, in the case of those given by registered mail, on the third postal delivery day following the mailing thereof.

                  Provided, however, that in the event that normal mail service shall be interrupted by strikes, slow-down, force majeure or other cause, then the party sending the notice or request shall utilize any similar service which has not been so interrupted in order to ensure prompt receipt of such notice, request or demand by the other party and for the purposes of this paragraph such service shall be deemed to be personal service. In the event of disruption of mail service for any reason whatsoever, payments required to be made by the Tenant to the Landlord shall be delivered to the Landlord at the address hereinbefore set out.

XXIV              LESSEE NOT EXCEED OR TO OVERLOAD FACILITIES

24.01 The Tenant shall not install any equipment which will overload the capacity or any utility, electrical or mechanical facilities in the Leased Premises and the Tenant will not bring into the Leased Premises or install any utility, electrical or mechanical facility or service which the Landlord does not approve. The Tenant agrees that if any equipment installed by the Tenant requires additional utility, electrical or mechanical facilities, the Landlord may in its sole discretion if they are available elect to install them at the Tenant's expense and in accordance with plans and specifications to approved in advance in writing by the Landlord.

XXV               LESSEE NOT TO OVERLOAD FLOORS

25.01 The Tenant shall not bring upon the Leased Premises or any part thereof, any machinery, equipment, article or thing that by reason of its weight, size or use, might in the opinion of the Landlord damage the Leased Premises by any machinery, equipment, object or thing or by overloading, or by any act, neglect or misuse on the part of the Landlord, or any of its servants, agents or employees, or any person having business with the Tenant, the Tenant will forthwith repair the same, or at the option of the Landlord, pay the Landlord forth with on demand the cost of making good the same.

XXVI              CLEANLINESS

26.01 The Tenant covenants with the Landlord to clean the premises daily, and to maintain the premises in a standard of cleanliness as befits a commercial office. Tenant, and those for whom Tenant is responsible, shall not cause or permit accumulations of garbage or other refuse within or without the premises, or cause or permit objectable odours to emanate or to be dispelled from the premises; And Tenant and those for whom Tenant is responsible shall in particular ensure that any food or food wastes brought into the premises, are removed daily, and Tenant shall take all reasonable precautions to prevent the onset of rodents, vermin, cockroaches, or insects of any kind, resulting from the presence of food or foodwastes. Landlord shall have the right to enter the premises from time to time and view the state of cleanliness. In the event that the Premises shall not have been maintained in accordance with the standard of cleanliness required by Landlord, then Landlord shall have the right to arrange for daily cleaning of the Premises by the Landlord's Janitorial contractor and the cost of such cleaning shall be payable by "Tenant as additional rent".

XXVII             RENEWAL

27.01 The Tenant has the option to renew for another five (5) years at a mutually agreed upon rate.

XXIII             PARKING:

28.01 The Tenant shall have the right to one parking space in the outdoor parking lot during the initial term of the lease at $25.00 per month for the spot, another spot at no charge, and two other parking spots that the Tenant shall rent form the Landlord $50.00 per month per spot. Notwithstanding should the Landlord sell the parking lot or build a building the Landlord shall no longer be obligated to provide the parking spaces.

XIX               MISCELLANEOUS

29.01             (a)   The Tenant covenants to register an executed copy of
                        this Lease against the title of the Demised Premises, or a Notice thereof, in the Registry Office or Land Titles
                        Office in which the Lands are registered if so requested by the Landlord.

                  (b) This Lease sets out all the covenants, promises, agreements, conditions and understanding between the Landlord and the Tenant concerning the Demised Premises and there are no covenants, promises, agreements, conditions or understanding, either oral or written, between them, other than as are set out in this Lease.

                  (c) This Lease agreement shall be construed under the laws of the Province of Ontario.

                  (d) The Landlord and Tenant expressly acknowledge and declare that the sole relationship between them created by this Lease is that of Landlord and Tenant. This Lease does not and shall not in any way create a partnership, agency, joint venture, or any relationship other than that of Landlord and Tenant.

                  (e) The headings to the various paragraphs of this Lease and any paragraph numbers appearing in this Lease are inserted only as a matter of convenience, and in no way define, limit, construe or describe the scope or intent of such paragraphs of this Lease, nor in any way affect this Lease.

                  (f) The word "Tenant" shall be deemed to mean each and every person or party mentioned as a tenant. If there is more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one of them, and shall have the same force and effect as if given by or to all. The use of the neuter singular person to refer to the Landlord or the Tenant shall be deemed a proper reference even though the Landlord or the Tenant may be an individual, a partnership, a corporation or a group of two (2) or more individuals or corporations.

                        The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and either corporations, associations, partnerships of individuals, males or females, shall, in all instances be assumed as though in each case fully expressed.

                  (g) The Tenant agrees that it will at any time and from time to time upon not less than ten (10) days prior notice execute and deliver to the Landlord as a statement in writing certifying that this lease is unmodified and in full force and effect (or, if modified, stating the modifications and that the same is in full force and effect as modified), the amount of the annual rent then being paid hereunder, the dates to which the same, by installments or otherwise, and other charges hereunder have been paid, and whether or not there is any existing default on the part of the Landlord of which the Tenant has notice.

                  (h) All rights and liabilities given to, or imposed upon, the respective parties, shall extend to and bind the several respective heirs, executors, administrators, successors and assigns of the parties. If there is more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements of the Lease. No rights, however, shall enure to the benefit of any assignee of the Tenant unless the assignment to such assignee has been approved by the Landlord in writing as provided for in Article XI of this Lease.

                  (i) Notwithstanding anything herein contained, in the event that the Landlord or Tenant is delayed or hindered in or prevented from the performance of any act required of Landlord or Tenant hereunder by reason of any: strike; civil commotion; lock-out; labour trouble; inability to procure materials, equipment, labour or service; act of God; weather; fire; flood; restrictive governmental laws or regulations; riot; insurrection; war; or any reason whether or not of the foregoing nature beyond the reasonable control of the Landlord or Tenant, then the period for the performance of any such act shall be extended for a period equivalent to the period of the delay.

                  (j) Time shall be of the essence of this Lease in all respects.

                  (k) See Page 21,22,23 and Schedule "A", "B", and "C" annexed hereto forming part of this lease.

                  IN WITNESS WHEREOF each of the parties herein have duly and properly executed this Agreement.



SIGNED, SEALED AND DELIVERED        )        738489 ONTARIO LIMITED
IN THE PRESENCE OF                  )
                                    )
                                    )        /s/ [Illegible]
------------------------------------         --------------------------------
WITNESS



SIGNED, SEALED AND DELIVERED        )        MATCH PAIR INC.
IN THE PRESENCE OF                  )
                                    )
                                    )        /s/ Giovani Vernich
------------------------------------         --------------------------------
WITNESS                                      Giovani Vernich A.S.O.

                                  SCHEDULE "B"

The Tenant at its own expense shall sand the floor, sand blast the brick, build offices, set up their electrical and mechanical needs (save and except what the Landlord is doing in Schedule "C"). All such work shall be done as set out in the terms set out in the lease.

                                  SCHEDULE "C"

The Landlord at its own expense shall:

1) Repair and replace all windows with clear glass on the east side of the space.

2) Create new openings and supply and install new window units 5' x 7' between every other pillar bay, at locations agreed upon by both Landlord and tenant with a minimum of four windows on the east side.

3)    Provide a circuit breaker box with a minimum of 150 Amp service at 220v.

4) Supply and install a man' and woman's washroom (washroom to include toilet and sink) within the unit, to be in the north west corner of the demised premises, and rough in hot and cold water with drainage to allow for the Tenant to install kitchen sink.

5) To make an opening through the brick wall for double door and supply and install one double fire rated steel door with dead bolt at a location specified by the Tenant.

6) Repair all rad's and pipes so they function properly and do not leak, this to include replacing shut off valves and steam traps where required.

7) Remove all unnecessary wiring and supply and install at locations specified by the Tenant 20 110 volt outlets. Use steel conduit when wiring is not going through walls or are not concealed.

8) Supply and install a sound insulated demising wall at the south section of the space as indicated on Schedule "A".

9) Supply and install a wall that encloses the A/C units at the north end of the space and the duct work at the north end of the demised premises.

10) To repair and make sure A/C unit is in working condition, work to be done prior to April 30th or sooner if weather is warmer and move the A/C unit to a location specified by the Tenant, or as close as possible provided that it is possible.

11)   Remove any unnecessary pipes within the Demised Premises.

Match.wps/bm

                        SCHEDULE OF RULES AND REGULATIONS
                        FORMING PART OF THE WITHIN LEASE

         1. The sidewalks, entrances, elevators, stairways and corridors of the building shall not be obstructed by any tenants or used by them for any other purpose than for ingress and egress to and from their respective offices, and no tenant shall place or allow to be placed in the hallways, corridors or stairways; any waste paper, dust garbage, refuse or any thing whatever that shall tend to make them appear unclean, untidy or filthy;

         2. The floors, sky-lights and window that reflect or admit light into passageways or into any place in the said building shall not be covered or obstructed by any of the tenants, and no awnings shall be put over any window; the water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substance shall be thrown therein, and any damage resulting to them from misuse shall be borne by the tenant by whom or by whose employee the damage was caused.

         3. All window signs, interior signs on glass doors must be approved in writing by the Lessor before the Lessee engages a sign contractor to paint said signs, and all such signs shall painted in the form previously so approved by the Lessor.

         4. In the event that the Lessor provides and installs a Public Directory Board inside the main entrance to the building, the tenant's or tenants' name or names shall be placed on the said Board at the expense of such tenant or tenants, same to be charged to the tenant or tenants in the month's bill for rent next rendered, and shall be recoverable as rent.

         5. If any sign, advertisement or notice shall be inscribed, painted or affixed by the Lessee on or to any part of the said building whatever, then the Lessor shall be at liberty to enter on said premises and pull down and take away any such sign, advertisement or notice, and the expense thereof shall be payable by the Lessee.

         6. If by reason of any alterations which the Lessee way make or may permit to be made, with or without the consent of the Lessor, to any part of the demised premises or to any fixtures in the demised premises, the addition of any equipment or the use of any material which the Lessees. Its employees or other parsons permitted by the Lessee to be on the premises may use or keep in the said premises, or any change in the type of occupancy of the demised premises which the Lessee may make or permit to be made, there is any increase in the insurance premiums payable by the Lessor on any fire insurance which may be in effect or which the Lessor may hereafter place upon the building of which the demise premises form a part, the Lessee agrees to pay to the Lessor the amount. of such increase, and the parties agree that a statement by the insurance broker of the Lessor of the amount of such increase shall be final and binding upon the parties.

         7. No safes, machinery, equipment, heavy merchandise or anything liable to injure or destroy any part of the building shall be takes into it without the consent of the Lessor in writing, and the Lessor shall in all cases retain the power to limit the weight and indicate the place where such safe or the like is to stand, and the cost of repairing any and all damage done to the building by taking in or putting out such safe or the like or during the time it is in or on the premises, shall be paid for on demand by the tenant who so causes it. No tenant shall load any floor beyond its reasonable weight carrying capacity as set forth in the municipal or other codes applicable to the building.

         8. In order that the demised premises may be kept in a good state of preservation and cleanliness, the tenant shall during the continuance of its lease permit the janitor or caretaker of the Lessor to take charge of and clean the demised premises.

         9. No tenant shall employ any person or persons other than the janitor or caretaker of the Lessor for the purpose of such cleaning or of taking charge of said premises, it being understood and agreed that the Lessor shall be in no wise responsible to any tenant for any loss of property from the demised premises, however occurring, or any damage done to the furniture or other effects of any tenant by the janitor or caretaker or any of its employees.

alterations was it shall deem necessary for the safety and preservation of the building, and also during the three months previous to the expiration of the lease of the demised premises, to exhibit the said premises, to exhibit the said premises to be let and put upon then its usual notice "For Rent", which said notice shall not be removed by any tenant.

         11. Nothing shall be thrown by the tenants, their clerks or servants, out of the windows or doors or down the passages and sky-lights of the building.

         12. No animals shall be kept in or about the premises.

         13. If the Lessee desires telegraph or telephone, call bell or other private signal connections, the Lessor reserves the right to direct the electricians or other workmen as to where and how the wires are to introduced and without such directions no boring or cutting for wires shall take place. No other wires of any kind shall he introduced without the written consent of the Lessor.

         14. No one shall use the leased premises for sleeping apartments or residential purposes.

         15. Tenants and their employees shall not make or commit any improper noise in the building, or in any way interfere with or annoy other tenants or those having business with them.

         16. All tenants must observe strict care, not to allow their windows to remain open so as to admit rain or snow, or so as to interfere with the heating of the building. The tenants neglecting this rule will be responsible for any injury caused to the property of other tenants or to the property of the Lessor by such carelessness. The Lessee, when closing offices for business, day or evening, shall close all window and lock all doors.

         17. The Lessee agrees not to place any additional locks upon any doors of the demised premises and not to permit any duplicate keys to be made therefore; but to use only additional keys obtained from the Lessor, at the expense of the Lessee, and to surrender to Lessor on the termination of the lease all keys of the said premises.

         18. The Lessee shall give to the Lessor prompt written notice of any accident or any defect in the water pipes, gas pipes, heating apparatus, telephone or electric light, or other wires in any part of said building.

         19. No inflammable oils or other inflammable, dangerous or explosive materials shall be kept or permitted to be kept in the demised premises.

         20. The caretaker will have charge of all radiators and will give all information for the management of the same, and the Lessee shall give to the Lessor prompt written notice of any accident to or defects in the water pipes or heating apparatus.

         21. No vehicles shall be brought within the building or upon the Lessor's property, including any lane or courtyard.

         22. Nothing shall be placed on the outside of windows or projections of the demised premises. No air-conditioning equipment shall be placed at the windows of the demised premises without the consent in writing of the Lessor.

         23. Spikes, hooks, nails, screws or knobs shall not be put into the walls or woodwork.

         24. No freight, furniture or packages will be received in the building or carried up or down in the elevator between the hours of 8 a.m. and 6 p.m.

         25. All glass, locks and trimmings in or upon the doors or windows of the demised premises shall be kept whole and whenever any part thereof shall become broken, the same shall be immediately replaced or repaired under the direction and to the satisfaction of the Lessor, and such replacements and repairs shall be paid for by the Lessee.

         26. No heavy equipment of any kind shall be moved within the building without skids being placed under the same, and without the consent of the Lessor in writing.

         27. Any alterations, additions, renewals or changes made in the partition or divisions of the rooms or linoleum floors during the currency of this lease shall, if made at the request of the Lessee, be done by the Lessor at the expense, of the Lessees, and shall be subject to the approval in writing at direction of the Lessor.

         28. The Lessor shall not be liable for any damage to any property at any time on the demised premises, nor for the theft of any of the said property, nor shall it be liable for an escape or leakage of smoke, gas, water, rain or snow howsoever caused, nor for any accident to the property of the Lessee.

         29. Any person entering upon the roof of the building does so at his own risk.

         30. The Lessee shall not enter into any contract with any person or persons or corporations for the purpose of supplying towels, soap or sanitary supplies etc., ice or spring water, unless the said person or persons or corporation agree that the time and place of delivery of such articles and the elevator service to be used in connection therewith shall be subject to such rules and regulations as the Lessor may from time to time prescribe.

         31. Tenants, their agents and employees shall not take food into the elevator or into public or rented portions of the building unless such food is carried in covered receptacles approved by the Lessor in writing.

         32. The Lessor reserves the right to restrict the use of the demised premises to the Lessee and/or its employees after 6 p.m.

         33. No tenant shall make a door-to-door canvas of the building for the purpose of selling any products or services to the other tenants without the written consent of the Lessor.

         34. No tenant shall be permitted to do cooking or to operate cooking apparatus except in a portion of the building rented for the purpose.

         35. The Lessor shall have the right to make such other and further reasonable rules and regulations and to alter, amend or cancel all rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the building and for the preservation of good order therein and the same shall be kept and observed by the tenants, their clerks and servants. The Lessor may from time to time waive any of such rules and regulations as applied to particular tenants and is not liable to the Lessee for breaches thereof by other tenants.